SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   -----------


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): September 14, 2002

                         NATIONAL GOLF PROPERTIES, INC.

               (Exact Name of Registrant as Specified in Charter)

                                    Maryland

                 (State or Other Jurisdiction of Incorporation)

               1-12246                             95-4549193

      (Commission File Number)         (IRS Employer Identification No.)


    2951 28th Street, Suite 3001                     90405
      Santa Monica, California

   (Address of Principal Executive                 (Zip Code)
              Offices)


       Registrant's telephone number, including area code: (310) 664-4100


                                 Not Applicable

          (Former Name or Former Address, If Changed Since Last Report)

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ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

            (a) Not applicable.

            (b) On September 14, 2002, National Golf Properties, Inc. (the "Company") entered into a definitive merger agreement (the "Merger Agreement") with NGP LLC, a Delaware limited liability company ("Buyer"), National Golf Operating Partnership, L.P., a Delaware limited partnership ("NGOP"), and New NGOP LLC, a Delaware limited liability company, which is wholly owned by Buyer, its sole member.

            Under the terms of the Merger Agreement, the Company will merge into Buyer, with Buyer remaining as the surviving corporation (the "NGP Merger"), and New NGOP LLC will merge into NGOP, with NGOP remaining as the surviving partnership (the "NGOP Merger"). In the NGP Merger, each share of common stock of the Company, par value $0.01 per share ("NGP Common Stock") (other than any shares of NGP Common Stock to be cancelled pursuant to the Merger Agreement) will be converted into the right to receive $12.00 in cash without interest, less any dividends or distributions paid on such share by NGP prior to the closing of NGP Merger. In the NGOP Merger, each common unit of NGOP (the "NGOP Common Units") (other than any NGOP Common Units to be cancelled pursuant to the Merger Agreement and any NGOP Common Units held by the Company, American Golf Corporation ("AGC") and Golf Enterprises, Inc. ("GEI") or other subsidiaries (after Closing) of New AGC LLC will be converted into the right to receive $12.00 in cash without interest, less any distributions (except as provided in the Merger Agreement) paid on such NGOP Common Unit prior to the closing of the NGOP Merger.

            Buyer is owned by an investor group comprised of Goldman Sachs' GS Capital Partners 2000, L.P., ("GS Capital Partners"), Goldman Sachs' Whitehall Street Global Real Estate Limited Partnership 2001 ("Whitehall") and Starwood Capital Group's SOF VI U.S. Holdings, LLC ("Starwood"). GS Capital Partners, Whitehall, and Starwood will also purchase the outstanding equity interests of AGC pursuant to a Purchase Agreement between New AGC LLC, AGC, GEI, David G. Price, Dallas P. Price, the David G. Price Trust, the Dallas P. Price Trust, and certain other persons (the "AGC Agreement"). AGC shareholders and certain affiliates will receive an aggregate consideration of $10,000 in cash, 2% of the equity securities of NGP LLC and a warrant in relation to 2% of the equity securities in New AGC LLC.

            In connection with the transactions described above, the Company has entered into an Amended and Restated Agreement and Plan of Merger and Reorganization with NGOP, AGC, GEI, the David G. Price Trust, the Dallas P. Price Trust, David G. Price and Dallas P. Price, American International Golf, Inc. and certain other persons (the "Amended and Restated Reorganization Agreement").

            A copy of the press release relating to the Merger Agreement and related transactions is attached as Exhibit 99.1 hereto; a copy of the Merger Agreement is attached as Exhibit 99.2 hereto; a copy of the AGC Agreement is attached as Exhibit 99.3 hereto; and a copy of the Amended and Restated Reorganization Agreement is attached as Exhibit 99.4 hereto; the foregoing are hereby incorporated herein by reference.



ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


     (a)   Financial Statements.

     Not applicable.

     (b)   Pro Forma Financial Information.

     Not applicable.

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(c)   Exhibits.

     99.1  Press Release of the Company, dated September 16, 2002.

     99.2 Agreement and Plan of Merger, dated as of September 14, 2002, by and among NGP LLC, the Company, National Golf Operating Partnership, L.P., and New NGOP LLC.

     99.3 Purchase Agreement, dated as of September 14, 2002 by and among New AGC LLC, AGC, GEI, David G. Price, Dallas P. Price, the David G. Price Trust, the Dallas P. Price Trust, the AGC Contributors (as defined therein) and the Transferred Entity Contributors (as defined therein).

     99.4 Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of September 14, 2002, by and among the Company, American International Golf, Inc., NGOP, AGC, GEI, David G. Price and Dallas
           P. Price, the David G. Price Trust and the Dallas P. Price Trust, the AGC Contributors (as defined therein) and the Transferred Entity Contributors (as defined therein).






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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 18, 2002                   NATIONAL GOLF PROPERTIES, INC.
                                                  (Registrant)






                                       By: /s/:  Neil M. Miller
                                           -------------------------------------
                                           Neil M. Miller
                                           Chief Financial Officer



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                                  EXHIBIT INDEX



      EXHIBIT NO. DOCUMENT DESCRIPTION

     99.1  Press Release of the Company, dated September 16, 2002.

     99.2 Agreement and Plan of Merger, dated as of September 14, 2002, by and among NGP LLC, the Company, National Golf Operating Partnership, L.P., and New NGOP LLC.

     99.3 Purchase Agreement, dated as of September 14, 2002 by and among New AGC LLC, AGC, GEI, David G. Price, Dallas P. Price, the David G. Price Trust, the Dallas P. Price Trust, the AGC Contributors (as defined therein) and the Transferred Entity Contributors (as defined therein).

     99.4 Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of September 14, 2002, by and among the Company, American International Golf, Inc., NGOP, AGC, GEI, David G. Price and Dallas
           P. Price, the David G. Price Trust and the Dallas P. Price Trust, the AGC Contributors (as defined therein) and the Transferred Entity Contributors (as defined therein).